Exhibit 10.4

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made effective as of July 19, 2019 (the “Effective Date”, by and between Cosmos Group Holdings, Inc., a Nevada corporation (the “Company”), and Yuk Chee WAN (the “Executive”).

RECITALS

WHEREAS, the Company is engaged in the Artificial Intelligence Education Business (the “Business”);

WHEREAS, the Company desires to employ Executive, and Executive has agreed to be employed by the Company, in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and conditions contained in this Agreement, the Company and Executive agree as follows:

AGREEMENT

1.       Employment.

A.                  Term. The term shall commence on the Effective Date and shall continue to be effective for 2 years, unless earlier terminated pursuant to the provisions set forth herein (the “Initial Term”). After the Initial Term, this Agreement shall automatically renew for consecutive one (1) year periods (each, a “Renewal Term,” and together with the Initial Term, the “Term”), unless sixty (60) days prior to the expiration of the Initial Term or the Renewal Term, as applicable, the Company or the Executive provides written notice of its intent not to renew this Agreement.

B.                  Title and Duties. Executive shall serve as the Chief Executive Officer (“CEO”) of the Company. The Executive will report to the Chief Executive Officer and the Board of Directors (“Board”) of the Company. As the CEO, Executive shall have the authority and duty to manage and oversee the financial, operational and business affairs of the Company. Subject to the foregoing, Executive shall be subject to the overall supervision and policies of the Board of Directors of the Company. Executive agrees to devote his professional skills on at least a part time basis to the business of the Company. Executive shall perform his duties faithfully and diligently.

C.                  Key Performance Objectives. During the Term, Executive shall meet the following key performance objectives (each a “KPO”):

KPO		Achievement Date
1.	Provide a reasonably concrete three to five-year business plan (the "Plan") to bring sustainable profits to the Company	July 17th, 2021
2.	Build a management team to operate the business according to Plan
3.	Set and maintain a standard for corporate governance
4.	Meet the overall financial target of 10% Return of Capital Employed for capital injected.

2.       Compensation and Expenses. Subject to Section 4, during the Term:

A.      Salary and Bonuses. The Company shall pay to Executive in his role as the CEO of the Company an initial base salary (the “Base Salary”) of Hong Kong Dollar One Dollar (HK$1) per month, to be paid in accordance with Company's standard payroll schedule. The Company shall withhold and deduct from all compensation payments made to Executive all payroll taxes and all other amounts required by federal, state or local laws, and any other deductions, which may be authorized by Executive. The Executive may also be eligible for bonus payments as the Board may determine in its sole discretion.

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B.      Health and other benefits. The Company shall provide Executive with health, dental and or disability insurance coverage and such other benefits (including sick and personal days) afforded to other similarly situated senior executive employees of the Company as the Company may establish or determine from time to time.

C.      Vacation and Personal/Sick Days. During the Term, Executive shall earn vacation time in accordance with the Company's vacation policies. Such vacation shall be taken at such time or times during the applicable year as may be mutually agreed upon by Executive and the President, subject to Executive's submission of an advance notice of such vacation. Executive shall also be entitled to such number of sick days and personal days as may be determined by the Company, which shall accrue in accordance with the Company’s policies.

D.      Business expenses. The Company agrees to reimburse Executive for all reasonable and documented business-related expenses actually incurred in connection with the performance of her duties hereunder and submitted to the Company in compliance with such policies and procedures as the Company may establish from time to time. Notwithstanding the foregoing, Executive shall not incur any individual expense in excess of United States Dollar One Thousand Dollars (US$1,000) without the prior written approval of the Board.

3.       Termination of Employment. The Term shall terminate upon the earlier to occur of the following:

A.                  After the expiration of the Initial Term, at any time without Cause upon ninety (90) days prior written notice by the Company;

B.                  The death or permanent disability of Executive. Executive shall be considered permanently disabled if, for a period of forty-five (45) consecutive days, or ninety (90) days during any one (1) year period, Executive, as a result of a physical or mental disability, is incapable, after reasonable accommodation, of performing her duties under this Agreement on a permanent, full-time basis. In the event of a dispute as to whether Executive is permanently disabled, the Company may at its expense refer the matter to a mutually acceptable licensed practicing physician, and Executive agrees to submit to such tests and examinations as such physician shall deem appropriate;

C.                  Immediately upon written notice from the Company to Executive that her engagement is being terminated for “Cause.” As used herein, for “Cause” means a termination of Executive’s engagement by the Company due to:

(i) Executive’s failure to meet any KPO;

(ii) Executive’s continued gross negligence and or willful misconduct in the performance of his duties (including but not limited to embezzlement, fraud or deceit), which has a direct material adverse effect on the Company;

(iii) the indictment or conviction (by trial, upon a plea or otherwise) of Executive, or the admission of guilt by Executive, of: (i) a breach of fiduciary duty to the Company; or (ii) a felony or a crime involving moral turpitude or any other act of dishonesty, fraud or deceit that is punishable by imprisonment of thirty (30) days or more, provided, however, that nothing in this Agreement shall obligate the Company to pay any compensation or benefits during any period that Executive is unable to perform her duties hereunder due to any incarceration, and also provided, however, that nothing shall prevent Executive’s termination under another section of this Agreement if it provides independent grounds for termination; or

(iv) any material breach of this Agreement which has not been cured within thirty (30) days of receipt of written notice thereof, or with respect to material breaches that reasonably cannot be cured within a thirty (30) day period, the failure to commence good faith efforts to cure such breach within such thirty (30) day period.

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4.       Effect of Termination.

A.                  Whether termination is initiated by Company, Executive, or both, Executive shall return all property of Company, including all Company equipment in Executive's possession, all Company keys and credit cards, all originals and copies of Company books, manuals, records, reports, notes, contracts, customer lists and Confidential Information, including items saved on computer hard drives, disks, flash drives, CD ROMS, tapes, back-up tapes, DVDs and all other types of recordings. In addition, Executive shall not retain any copies, abstracts or other physical embodiment of any Confidential Information.

B.                  Upon a termination of this Agreement for any reason, the Company shall pay Executive the following:

(i)       Executive's pro-rated salary, benefits and bonus payments through the date of termination;

(ii)     any unused, accrued vacation and sick and personal days through the date of termination; and

(iii)    reimbursement of any business expenses incurred in accordance with Paragraph 2.D above and which have not been previously reimbursed.

C.                  The Company shall have no obligation to pay any further compensation or benefits to Executive, his estate, beneficiaries, heirs, assigns or representatives. Upon termination of Executive's employment for any reason, Executive shall be deemed to have automatically (without any further action on the part of any party hereto) resigned from any and all offices and directorships then held with Company, its affiliates or subsidiaries.

5.       Covenants of Executive. Executive covenants and agrees that he will be subject to the Company’s Proprietary Information and Inventions Agreement (the “PIIA”), a form of which is attached hereto as Exhibit A, which PIIA must be executed and returned by Executive before this Agreement shall become effective. Executive hereby acknowledges that the provisions of the PIIA are reasonable and necessary to protect the legitimate interests of the Company and that any violation of such provisions would result in irreparable injury to the Company. In the event of a violation of any of the provisions of the PIIA, Executive further agrees that the Company shall, in addition to all other remedies available to it, be entitled to equitable relief by way of injunction and any other legal or equitable remedies.

6.       General Provisions.

A.       Arbitration. Any controversy or claim arising out of or in relation to this Agreement or the validity, construction or performance of this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules and procedures of the tribunal selected by the Company, applicable to employment disputes, as said rules may be amended from time to time with rights of discovery if requested by the arbitrator. The parties shall have the right to engage in pre-hearing discovery in connection with such arbitration proceedings. The parties agree hereto that they will abide by and perform any award rendered in any arbitration conducted pursuant hereto, that any court having jurisdiction thereof may issue a judgment based upon such award that that the prevailing party in such arbitration and or confirmation proceeding shall be entitled to recover its or his reasonable attorneys' fees, expenses and other costs incurred in such proceeding in addition to any other relief to which such party may be entitled. The arbitration will be held in Hong Kong. Any arbitration award shall be final, binding and non-appealable.

B.       No Prior Employment Restrictions. Executive warrants that the Executive is not restricted by any restrictive covenant or confidentiality agreement of any type or nature from any prior employment from performing any of the duties required by this Agreement. Executive agrees that she will not improperly use or disclose confidential information or trade secrets of any prior employer or third person or bring onto the Company’s premises any confidential information or trade secrets belonging to any prior employer or third person unless Executive has received the prior written consent of such prior employer or third party.

C.       Assignment. This Agreement is personal to Executive and shall not be assigned by Executive. Any such attempted assignment shall be null and void.

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D.       Successors. This Agreement shall inure to the benefit and be binding upon Company and its subsidiaries, successors, and assigns and any person acquiring, whether by merger, consolidation, purchase of assets, or otherwise, all or substantially all of Company's assets.

E.       Waiver. No delay or omission by the Company or Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. No waiver of any provision of this Agreement, or consent to any departure by either party from any provision of this Agreement, shall be effective unless it is in writing, designated a waiver, and signed by the party waiving the right. Such a waiver shall be effective only in the specific instance and for the specific purpose for which it is given.

F.       Severability. The provisions of this Agreement are divisible. If any provision shall be deemed invalid or unenforceable, the provision shall be deemed limited to the extent necessary to render it valid and enforceable and the remaining provisions of this Agreement shall continue in full force and effect without being impaired or invalidated in any way.

G.       Amendment. This Agreement may not be altered or amended except in a writing signed by both Executive and the Company, following approval of the Board.

H.       Construction. The captions used in connection with this Agreement are for reference purposes only and shall not be construed as part of this Agreement. This Agreement shall be deemed to have been jointly drafted by the parties, and shall not be construed against any party. The captions of the sections of this Agreement are for reference only and are not to be construed in any way as a part of this Agreement.

I.       Governing law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law rules or principles.

J.       Entire Agreement. This Agreement supersedes all prior agreements, understandings, and communications between Executive and the Company, whether written or oral, express or implied, relating to the subject matter of this Agreement, and is intended as a complete and final expression of the terms of the Agreement between Executive and the Company. The parties agree that neither they nor anyone acting on their behalf made any agreements, promises, or representations other than those set forth in this Agreement.

K.       Survival. The provisions of Sections 4 through and including 6 of this Agreement shall survive the expiration or earlier termination of this Agreement.

L.       Facsimile; Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one and the same instrument.

M.       Notice. Any notice provided for in this Agreement must be in writing and must be either (i) personally delivered, (ii) mailed by registered or certified first class mail, prepaid with return receipt requested, (iii) sent by a recognized overnight courier service or (iv) sent by facsimile with a machine generated confirmation, to the recipient at the address indicated below:

If to Executive: Flat C, 66/F., Block A La Rossa, Coastal Skyline Tung Chung, New Territories Hong Kong Facsimile: ________________

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If to the Company: Cosmos Group Holdings, Inc. Rooms 1705-6, 17/F, Tai Yau Building, 181 Johnston Road, Wan Chai, Hong Kong Facsimile: +852 3643 1125

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given on the earlier to occur of (a) the date such notice is received, (b) three (3) days after the date of mailing if sent by certified or registered mail, (c) one (1) day after the date such notice is delivered to the overnight courier service if sent by overnight courier, or (d) the next business day following transmission by facsimile.

N.                      Acknowledgment by Executive. Executive acknowledges and represents that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement, and that he understands its terms. Executive acknowledges that prior to assenting to the terms of this Agreement he has been given a reasonable time to review it, to consult with counsel of his own choice, to negotiate at arm's length with Company as to its terms and contents and is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind.

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first set forth above.

Yuk Chee WAN

COSMOS GROUP HOLDINGS, INC.
a Nevada corporation

By:
Miky Y.C. Wan
Chief Executive Officer,
Interim Chief Financial Officer and President

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EXHIBIT A

PROPRIETARY INFORMATION, INVENTIONS AND NON-COMPETITION AGREEMENT

This PROPRIETARY INFORMATION, INVENTIONS and NON-COMPETITION AGREEMENT (the “Agreement”) is made and entered into as of July 19, 2019 (the “Effective Date”), by and between Cosmos Group Holdings, a Nevada corporation (“Corporation”) and Yuk Chee WAN (“Executive”).

RECITALS

WHEREAS, the parties desire to assure the confidential status and proprietary nature of the information which may be disclosed by Corporation to the Executive; and

AGREEMENT

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

1.	Nondisclosure.

1.1 Recognition of Corporation’s Rights; Nondisclosure. At all times during the period of time Executive is engaged as a consultant, independent contractor or employee of the Corporation (“Service Period”) and provides the necessary and requested services in such capacity (“Services”), Executive will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Corporation’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with Service to the Corporation, or unless the Corporation expressly authorizes such disclosure in writing. Executive will obtain Corporation’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to Services and/or incorporates any Proprietary Information. Executive hereby assigns to the Corporation any rights Executive may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole property of the Corporation and its assigns.

1.2 Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Corporation, including that which Executive may produce in service to the Corporation. By way of illustration but not limitation, “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, pricing strategies, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other service providers of the Corporation.

1.3 Third Party Information. Executive understands, in addition, that the Corporation has received and in the future will receive from third parties, including clients, customers, consultants, licensees or affiliates, confidential or proprietary information (“Third Party Information”). Executive understands that the Corporation has a duty to maintain the confidentiality of such Third Party Information and to use it only for certain limited purposes. During the Service Period and thereafter, Executive will hold Third Party Information in the strictest confidence and will not disclose Third Party Information to anyone (other than Corporation personnel who need to know such information in connection with their work for the Corporation) or use Third Party Information (except in connection with the performance of Executive’s Services for the Corporation), unless expressly authorized by the Corporation in writing.

1.4 No Improper Use of Information of Prior Employers and Others. During the Service Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former or current employer or any other person to whom Executive has an obligation of confidentiality, and Executive will not bring onto the Corporation premises any unpublished documents or any property belonging to any former or current employer or any other person to whom Executive has an obligation of confidentiality unless consented to in writing by that former or current employer or person. In the performance of his duties, Executive will only use information which is generally known and used by persons with training and experience comparable to his own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Corporation.

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2.	Assignment of Inventions.

2.1 Proprietary Rights. The term “Proprietary Rights” shall mean all trade secrets, patent, copyright, mask work and other intellectual property rights throughout the world.

2.2 Prior Inventions. Inventions, if any, patented or unpatented, which Executive made prior to the commencement of the Service Period are excluded from the scope of this Agreement. To preclude any possible uncertainty, Executive has set forth on Attachment B (Previous Inventions) attached hereto a complete list of all Inventions that Executive has or caused to be (alone or jointly with others) conceived, developed or reduced to practice prior to the commencement of the Service Period, that Executive considers to be his property or the property of third parties and that Executive wishes to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If such disclosure would cause Executive to violate any prior confidentiality agreement, Executive shall not list such Prior Inventions in Attachment B but only disclose a cursory name for each such Invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Attachment B for such purpose. If no such disclosure is attached, Executive represents that there are no Prior Inventions. If, during the Service Period, Executive incorporates a Prior Invention into a Corporation product, process or machine, the Corporation is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, Executive agrees that he will not incorporate, or permit to be incorporated, Prior Inventions in any Corporation Inventions without the Corporation’s prior written consent.

2.3 Assignment of Inventions. Subject to Sections 2.4 and 2.6, Executive hereby assigns, and agrees to assign in the future when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable, to the Corporation all right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Executive, either alone or jointly with others, during the Service Period. Inventions assigned to the Corporation, or to a third party as directed by the Corporation pursuant to this Section 2, are hereinafter referred to as “Corporation Inventions.”

2.4 Non-assignable Inventions. This Agreement does not apply to an Invention which the Executive developed entirely on his or her own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

•	Relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or

•	Result from any Services performed by the Executive for the Company.

2.5. Limited Exclusion Notification. Executive has reviewed the notification on Attachment A (Limited Exclusion Notification) and agrees that his signature acknowledges receipt of the notification.

2.6 Obligation to Keep Corporation Informed. During the Service Period, and for twelve (12) months after termination of the Service Period, Executive will fully disclose in writing to the Corporation all Inventions authored, conceived or reduced to practice by Executive, either alone or jointly with others, within no more than thirty (30) days after creation. In addition, Executive will disclose to the Corporation all patent applications filed within a year after termination of the Service Period by Executive, or on his behalf, within no more than thirty (30) days after filing. At the time of each such disclosure, Executive will advise the Corporation in writing of any Inventions that he believes fully qualify for exemption under Section 2.4 of this Agreement, and Executive will, at that time, provide all written evidence necessary to substantiate that belief. The Corporation will keep in confidence and will not use for any purpose or disclose to third parties without Executive’s consent any confidential information disclosed in writing to the Corporation pursuant to this Agreement relating to Inventions that qualify fully for exemption under the provisions of Section 2.4 of this Agreement. Executive will preserve the confidentiality of any Invention that does not fully qualify for exemption under Section 2.4 of this Agreement.

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2.7 Works for Hire. Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of Service and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101) and shall be the sole property of the Corporation.

2.8 Enforcement of Proprietary Rights. Executive will assist the Corporation, or its nominee, to obtain and enforce United States and foreign Proprietary Rights relating to Corporation Inventions in any and all countries, and such Proprietary Rights and Corporation Inventions shall be and remain the sole and exclusive property of the Corporation, or its nominee, whether or not patented or copyrighted. Accordingly, Executive will promptly execute, verify and deliver such documents and perform such other acts (including appearances as a witness and assistance or cooperation in legal proceedings) as the Corporation may reasonably request in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. This obligation shall survive and continue beyond the termination of the Service Period, but the Corporation shall compensate Executive at a reasonable rate after his termination for the time actually spent providing such assistance.

2.9 Appointment of Corporation as Agent. If, after reasonable effort, the Corporation is unable to secure Executive’s signature on any document needed in connection with the actions specified herein, Executive hereby irrevocably designates and appoints the Corporation and its duly authorized officers and agents as Executive’s agents and attorneys-in-fact, which appointment is coupled with an interest, to act for and in Executive’s behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Agreement with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to the Corporation any and all claims, of any nature whatsoever, which Executive now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Corporation.

3.	Records.

Executive agrees to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Corporation) of all Proprietary Information developed by Executive and all Inventions made by Executive during the Service Period, which records shall be available to and remain the sole property of the Corporation at all times.

4.	Non-Competition Obligation.

Executive agrees that during the Service Period, Executive will not provide any services or engage in any employment or business activity which is competitive with, or would otherwise conflict with, Executive’s Service to the Corporation, without the Corporation’s express written consent. Executive agrees further that during the Service Period and for two (2) years after the termination of the Service Period, Executive will not, either directly or through others, use trade secret information of the Company to solicit or attempt to solicit any customer, vendor, employee, independent contractor or consultant of the Corporation to terminate his or her relationship with the Corporation in order to become a customer, vendor, employee, consultant or independent contractor to or for any other person or entity including, without limitation, Executive.

5.	Non-Solicitation With the Corporation.

Executive covenants and agrees that, for a period of two (2) years following termination of the Service Period, Executive will not use trade secret information of the Corporation to solicit or engage in competitive business with Corporation’s existing or potential vendors or customers at the time of his separation from the Corporation and Executive will not encourage or solicit any customer, vendor, employee or consultant to leave the Corporation for any reason.

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6.	No Conflicting Obligation.

Executive represents that his performance of all the terms of this Agreement and as an executive to the Corporation does not and will not breach any agreement to keep information acquired by Executive prior to the Service Period in confidence or trust. Executive has not entered into, and agrees he will not enter into, any agreement either written or oral in conflict herewith.

7.	Return of Corporation Documents.

Upon termination of the Service Period, Executive will deliver to the Corporation any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing, comprising or disclosing any Corporation Inventions, Proprietary Information and Third Party Information. Executive further agrees that any property situated on the Corporation’s premises and owned by the Corporation, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Corporation at any time with or without notice. Prior to leaving, Executive will cooperate with the Corporation in completing and signing the Corporation’s termination statement, which will include, at a minimum, the certifications set forth in Attachment C.

8.	Legal and Equitable Remedies.

Because Executive’s services are personal and unique and because Executive may have access to and become acquainted with the Proprietary Information of the Corporation, the Corporation shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Corporation may have for a breach of this Agreement.

9.	Notices.

Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or, if sent by certified or registered mail, three (3) days after the date of mailing.

10.	General Provisions.

10.1 Governing Law; Consent to Personal Jurisdiction; Attorney’s Fees. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to its conflict of laws rules. The Corporation and Executive hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the State of Nevada (the “Nevada Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Nevada Court for purposes of any action or proceeding arising out of or in connection with this Agreement, and (iii) waive any objection to the laying of venue of any such action or proceeding in the Nevada Court and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Nevada Court has been brought in an improper or inconvenient forum.

10.2 Severability. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

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10.3 Successors and Assigns. This Agreement will be binding upon Executive’s heirs, executors, administrators and other legal representatives and will be for the benefits of the Corporation, its successors, and its assigns.

10.4 Survival. Executive agrees that the provisions of this Agreement shall survive the termination of the Service Period and the assignment of this Agreement by the Corporation to any successor-in-interest or other assignee, regardless of the reason or reasons for termination and whether such termination is voluntary or involuntary.

10.5 Nature of Relationship. This Agreement shall not be deemed nor does it create an employment contract between the Corporation (or any of its subsidiaries or related companies) and Executive. Executive is an independent contractor and shall not be deemed an employee of the Corporation for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or any other purpose. Executive’s term of service is defined in Section 7 of the Executive Retainer Agreement between Executive and the Company signed concurrently herewith.

10.6 Waiver. No waiver by the Corporation of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Corporation of any right under this Agreement shall be construed as a waiver of any other right. The Corporation shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 Advice of Counsel. Executive acknowledges that, in executing this Agreement, Executive has had the opportunity to seek the advice of independent legal counsel, and Executive has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

10.8 Modification. This Agreement may not be changed, modified, released, discharged, abandoned or otherwise amended, in whole or in part, except by an instrument in writing, signed by Executive and the Corporation. Executive agrees that any subsequent change or changes in Executive’s duties, salary, or compensation shall not affect the validity or scope of this Agreement.

10.9 Entire Agreement. The obligations of this Agreement shall apply to any time during which Executive previously provided service, or will in the future provide service, to the Corporation as a consultant or agent if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. The headings in this Agreement are used for convenience only and are not to be considered a part of this Agreement or be used to interpret the meaning of any part of this Agreement.

10.10 Counterparts. This Agreement may be signed in two counterparts, each shall be deemed an original and both of which shall together constitute one agreement. The parties hereto agree to accept a facsimile transmission copy of their respective actual signatures as evidence of their actual signatures to this Agreement and any modification or amendment of this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, promptly after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

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I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT ATTACHMENT B TO THIS AGREEMENT. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

Dated:

By:

Printed Name:	Yuk Chee WAN

ACCEPTED AND AGREED TO:

COSMOS GROUP HOLDINGS, INC.
By:	Miky Y.C. Wan

Its:	Chief Executive Officer, Interim Chief Financial Officer and President

Signature Page to Proprietary Information, Inventions and Non-Competition Agreement

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